Exhibit 10.5

This SERVICE AGREEMENT (this “Agreement”) is made as of July 5th, 2022, by and between Raphael Pharmaceutical INC. (the “Company”), and ELIYA YEHUDA I.D 025721069, (the “Director”/so called “Yehuda”).

RECITALS

WHEREAS the Company desires to engage Yehuda to be a director of the company, and Yehuda desires to be the director on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Appointment of Director; Relationship of Company and Yehuda:

Yehuda shall serve as a director of the Company, as hereinafter provided. The Director, always, shall be independent of the Company. Nothing contained herein shall be deemed to make or render the Company a partner, co-venturer or other participant in the business or operations of Yehuda, or in any manner to render Company liable, as principal, surety, guarantor, and agent or otherwise for any of the debts, obligations, or liabilities of Yehuda. Similarly, nothing contained herein shall be deemed to make or render Yehuda a partner, co-venturer or other participant in the business or operations of the Company, or in any manner to render Yehuda liable, as principal, surety, guarantor, and agent or otherwise for any of the debts, obligations, or liabilities of Company.

2. Services Descriptions.

Commencing on the date of this Agreement, Yehuda will serve as a director in its board of directors.

3. Obligations of the Company.

Prior to the expiration of this Agreement, the Company shall provide Yehuda with true and correct information relating to all functions for which Yehuda has responsibility hereunder and shall not take any action to interfere with Yehuda’s performance of its duties hereunder.

4. Location.

During the term of this Agreement, the business of the Company will be serviced by Yehuda from the company’s office Haifa, Israel or any other location in other country selected by company (subject to the CEO decision).

5. Compensation.

The company will grant Yehuda 202,000 Warrants for 2 years at an execution price of $1.12 per share.

It should be noted that the compensation will be changed in the future according to the Board of Directors of the company decisions, in such a way as it can propose Yehuda fees and/or grant Yehuda other benefits which will not be less than the benefits to which he is entitled in the matter of the warrants, the amount of the warrants, the price of the warrants and the execution date of the warrants.

*The company will take care for an insurance to its board of Directors in a suitable Policy. That will occur 45 days after the company will start to be a traded in the stock exchange.

If an insurance event occurs and as insurance policy is activated, the company will bear the cost of the deductible.

6. Term of Agreement; Termination of Rights.

(a) The term of this Agreement shall commence on its execution, and expire, unless terminated or extended in writing, on December 31, 2022.

(b) Company may, at its option, upon ten (10) days’ written notice terminate this Agreement (if such default is not cured within such ten (10) day period or such longer period as required to effect a cure if a cure is commenced within 10 days and diligently prosecuted): (i) if Yehuda shall violate any material provision of this Agreement; (ii) if Yehuda shall violate or be in material breach of any provision, representation, warranty, covenant or undertaking herein; or (iii) if Yehuda (a) makes an assignment for the benefit of creditors, (b) is adjudicated a bankrupt, (c) files or has filed against it any bankruptcy, reorganization, liquidation or similar petition or any petition seeking the appointment of a receiver, conservator or other representative, or (d) proposes a composition arrangement with creditors. The date on which this Agreement is terminated pursuant to Section 6(a) above or this Section 6(b) is hereinafter referred to as the “Expiration Date”. (Note: The warrants as mentioned above in section 5 will be granted to Yehuda even though his terms of contract may terminate upon the condition of section 6).

7. Additional Provisions.

(a) This Agreement sets forth the entire understanding and agreement among the parties hereto with reference to the subject matter hereof and may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of ISRAEL applicable to agreements made, delivered and to be performed within such State.

(c) This Agreement may not be assigned by Company or Yehuda.

(d) All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the parties hereto and their respective successors and assigns.

(e) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(g) The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Service Agreement as of the date first above written.

Signed this 5th  day of July 2022.

/s/ Shlomo Pilo	/s/ Yehuda Eliya

COMPANY	Director

by: SHLOMO PILO, CEO	by: Yehuda Eliya

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